Exhibit 4.2

AGILENT TECHNOLOGIES, INC.

(as Obligor)

and

CITIBANK, N.A. (as Trustee)

Fourth Supplemental Indenture

Dated as of June 25, 2026

4.900% Senior Notes due 2032

Exhibit A	Form of Senior Note

Exhibit B	Form of Transfer Certificate for Exchange or Transfer from Rule 144A Global Note to Regulation S Global Note Prior to the Expiration of the Distribution Compliance Period

ExhibitC	Form of Transfer Certificate for the Transfer or Exchange from Rule 144A Global Note to Regulation S Global Note After the Expiration of the Distribution Compliance Period

Exhibit D	Form of Transfer Certificate for Exchange or Transfer from Regulation S Global Note to Rule 144A Global Note

i

THIS FOURTH SUPPLEMENTAL INDENTURE, between Agilent Technologies, Inc., a Delaware corporation (the “Obligor”), having its principal office at 5301 Stevens Creek Blvd., Santa Clara, California 95051, and Citibank, N.A., as trustee (the “Trustee”), is made and entered into as of this 25th day of June, 2026.

RECITALS OF THE OBLIGOR

WHEREAS, the Obligor and the Trustee executed and delivered an Indenture dated as of March 12, 2021 (the “Base Indenture”), to provide for the issuance by the Obligor from time to time of debt securities;

WHEREAS, capitalized terms used herein, not otherwise defined, shall have the same meanings given them in the Base Indenture;

WHEREAS, pursuant to a board resolution, the Obligor has authorized the issuance of $600 million of its 4.900% Senior Notes due 2032, consisting initially of Original Notes (as defined below); and

WHEREAS, the Obligor desires to establish the terms of the Senior Notes in accordance with Section 2.01 of the Base Indenture.

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Definitions. For all purposes of this Fourth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

“Additional Interest” means all additional interest, if any, then owing on the applicable Senior Notes pursuant to the Registration Rights Agreement (as defined below).

“Applicable Procedures” means, with respect to any transfer, exchange or other action involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream, as applicable to such transfer, exchange or other action and as in effect from time to time.

“Base Indenture” has the meaning assigned in the recitals.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Obligor and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) other than the Obligor or one of its Subsidiaries; (2) the adoption of a plan relating to the Obligor’s liquidation or dissolution; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) or “group” (within the meaning of Section 13(d) of the Exchange Act) of “persons”, other than the Obligor or its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Obligor’s Voting Stock or other Voting Stock into which the Obligor’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that (x) a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act and (y) a transaction will not be deemed to involve a change of control under this clause (3) if (A) the Obligor becomes a direct or indirect wholly owned subsidiary of a holding company and (B)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Obligor’s Voting Stock immediately prior to that transaction and each holder holds substantially the same percentage of Voting Stock of such holding company as such holder held of the Obligor’s shares immediately prior to that transaction or (ii) the Obligor’s Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Distribution Compliance Period” means “distribution compliance period” as such term is defined in Regulation S, with respect to a Regulation S Security.

“Euroclear” means Euroclear Bank SA/NV, or its successor.

“Fitch” means Fitch Ratings, Inc. and its successors.

“Fourth Supplemental Indenture” means this Fourth Supplemental Indenture, dated as of June 25, 2026 to the Base Indenture between the Obligor and the Trustee, as amended or supplemented from time to time.

“Initial Purchasers” has the meaning given to such term in the Registration Rights Agreement (as defined below).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Obligor.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“New Notes” means Senior Notes issued pursuant to the Registered Exchange Offer or Section 2(g) of the Registration Rights Agreement and having terms identical in all material respects to the Original Notes, except that the interest rate step-up provisions for failure to comply with the Registration Rights Agreement and the transfer restrictions will be modified or eliminated, as appropriate.

“Obligor Board” means the board of directors of the Obligor.

“Original Notes” means (i) all Senior Notes issued on the first date that the Senior Notes were originally issued under this Fourth Supplemental Indenture and (ii) any Senior Notes, other than New Notes, issued in replacement therefor.

“Par Call Date” means December 15, 2031.

“Principal Property” means the Obligor’s principal offices in Santa Clara, California, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) that is real property located within the territorial limits of the United States of America owned by the Obligor or any wholly owned subsidiaries of the Obligor, except such as the Obligor Board by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Obligor and its subsidiaries taken as a whole) not to be of material importance to the business of the Obligor and its subsidiaries, taken as a whole.

“Rating Agency” means each of Fitch, Moody’s and S&P, so long as such entity makes a rating of the Senior Notes publicly available; provided, however, if any of Fitch, Moody’s or S&P ceases to rate the Senior Notes or fails to make a rating of the Senior Notes publicly available for reasons outside of the control of the Obligor, the Obligor shall be allowed to designate a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement agency for the agency that ceased to make such a rating publicly available. For the avoidance of doubt, failure by the Obligor to pay rating agency fees to make a rating of the Senior Notes shall not be a “reason outside of the control of the Obligor” for the purposes of the preceding sentence.

“Ratings Event” means a decrease in the ratings of the Senior Notes by one or more of the Rating Agencies such that the Senior Notes are rated below Investment Grade by all of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Senior Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies on the 60th day of such period, such extension to last with respect to each such Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the Senior Notes below Investment Grade or (y) publicly announces that it is no longer considering the Senior Notes for possible downgrade; provided that no such extension will occur if on such 60th day the Senior Notes are rated Investment Grade by at least one of such Rating Agencies in question and are not subject to review for possible downgrade by such Rating Agency).

Notwithstanding the foregoing, a Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Ratings Event).

“Registered Exchange Offer” has the meaning given to such term in the Registration Rights Agreement (as defined below).

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 25, 2026, among the Obligor and the Initial Purchasers named therein, with respect to the Original Notes, as amended, supplemented or otherwise modified from time to time.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Security” means a Senior Note sold in reliance on Regulation S under the Securities Act.

“Restricted Securities” means “restricted securities” as such term is defined in Rule 144 under the Securities Act.

“Rule 144A Security” means a Senior Note sold pursuant to Rule 144A under the Securities Act.

“Senior Notes” means the series of notes designated as “4.900% Senior Notes due 2032” established pursuant to this Fourth Supplemental Indenture.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Obligor in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Obligor after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Obligor shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable Redemption Date.

If on the third Business Day preceding the applicable Redemption Date H.15 TCM is no longer published, the Obligor shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Obligor shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Obligor shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“U.S. Resale Restriction Termination Date” means, with respect to any Senior Note that is a Rule 144A Security, (x) the date that is one year after the later of the date of original issue of such Senior Note and the last date on which the Obligor or any Affiliate of the Obligor was the owner of such Senior Note, or any predecessor thereto, and (y) such later date, if any, as may be required by any subsequent change in applicable law.

“Voting Stock” of any specified Person as of any date means the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

ARTICLE II

TERMS OF THE NOTES

SECTION 2.01 Title. The Senior Notes shall constitute a series of Notes having the title “4.900% Senior Notes due 2032” that shall be in the form attached as Exhibit A.

SECTION 2.02 Aggregate Principal Amount. The aggregate principal amount of the Senior Notes that may be authenticated and delivered under this Fourth Supplemental Indenture shall be unlimited; provided that the Obligor complies with the provisions of this Fourth Supplemental Indenture.

SECTION 2.03 Maturity. The entire outstanding principal amount of the Senior Notes shall be payable on January 15, 2032 unless redeemed or repurchased prior to that date.

SECTION 2.04 Interest. The Senior Notes shall accrue interest at a rate of 4.900% per year. Interest shall accrue on the Senior Notes from the most recent Interest Payment Date to or for which interest has been paid or duly provided for (or if no interest has been paid or duly provided for, from the Issue Date of the Senior Notes), payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The Record Dates for payment of interest shall be December 31 and June 30 of each year. Additional Interest may accrue on the Senior Notes pursuant to a Registration Rights Agreement, and all references to “interest” in the Indenture and in the Senior Notes shall include any such Additional Interest that may be payable. The Obligor shall pay interest on overdue principal at the rate borne by the Senior Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 2.05 Place of Payment. The place where the principal of (and premium, if any) and interest, if any, with respect to the Senior Notes shall be payable shall be the Corporate Trust Office.

SECTION 2.06 Optional Redemption. (a) Prior to the Par Call Date, the Obligor may redeem the Senior Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points, less interest accrued to the Redemption Date, and (ii) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

On or after the Par Call Date, the Obligor may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Senior Notes called for redemption become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); provided that, at the Obligor’s option and discretion, a redemption may be subject to one or more conditions precedent including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Obligor or another entity). If such redemption is so subject to satisfaction of one or more conditions precedent, the applicable notice of redemption shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant Redemption Date. The Obligor shall notify Holders of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or it is not able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Senior Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price. Notices of redemption will be mailed to each Holder of Senior Notes to be redeemed at its registered address by first-class mail (or delivered in accordance with the procedures of the Depositary in respect of Global Notes), with a copy to the Trustee, at least 10 but not more than 60 days before the Redemption Date. On and after the Redemption Date, interest will cease to accrue on any Senior Notes that are redeemed unless the Obligor defaults in payment of the Redemption Price.

Any redemption pursuant to this Section 2.06(a) shall be made pursuant to the provisions of Section 2.06(b) through (k) below.

(b) If the Obligor elects to redeem the Senior Notes pursuant to the optional redemption provisions of Section 2.06(a) above, it shall furnish to the Trustee, at least 10 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of the Senior Notes.

(c) If fewer than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Senior Notes not previously called for redemption, pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate (including, in the case of Senior Notes represented by Global Notes, in accordance with the procedures of DTC), and may provide for the selection for redemption of portions (so that any Senior Notes remaining after such selection are equal to the minimum authorized denomination for the Senior Notes or any integral multiple thereof) of the principal amount of Senior Notes of a denomination larger than the minimum authorized denomination for the Senior Notes.

(d) The Trustee shall promptly notify the Obligor in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

(e) For all purposes of this Fourth Supplemental Indenture, unless the context otherwise requires, all provisions relating to the redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal of such Senior Note which has been or is to be redeemed.

(f) Notice of redemption of Senior Notes to be redeemed, either in whole or in part, shall be given to the Holders thereof, by first-class mail, postage prepaid, mailed (or otherwise delivered in accordance with the procedures of DTC) not fewer than 10 nor more than 60 days prior to the Redemption Date, to each such Holder at such Holder’s last address appearing in the Security Register. All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price, or if not then ascertainable, the manner of calculating the Redemption Price;

(iii) the principal amount of Senior Notes to be redeemed and if fewer than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Senior Notes to be redeemed from the Holder to whom the notice is given and that on and after the Redemption Date, upon surrender of such Senior Note, a new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued in accordance with Section 2.06(j);

(iv) that on the Redemption Date the Redemption Price shall become due and payable upon each Senior Note called for redemption, and that interest, if any, thereon shall cease to accrue from and after said date;

(v) the place where Senior Notes called for redemption are to be surrendered for payment of the Redemption Price, which shall be the office or agency maintained by the Obligor pursuant to Section 9.02 of the Base Indenture;

(vi) the name and address of the Paying Agent;

(vii) that the Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; and

(viii) the CUSIP and/or ISIN number, and that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Senior Notes.

Notice of redemption of Senior Notes shall be given by the Obligor with a copy to the Trustee or, at the Obligor’s request, by the Trustee in the name and at the expense of the Obligor; provided, however, that if the Obligor requests the Trustee to give such notice, it shall provide an execution version of such notice to the Trustee at least five Business Days before such notice is required to be sent to the Holders (or such shorter period as shall be acceptable to the Trustee).

(g) Notice of any redemption of Senior Notes pursuant to this Section 2.06 may, at the Obligor’s discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Obligor or another entity). If any redemption is subject to satisfaction of one or more conditions precedent, the applicable notice of redemption shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the Business Day immediately preceding the relevant Redemption Date. The Obligor shall notify Holders and the Trustee of any such rescission as soon as practicable after it determines that such conditions precedent will not be able to be satisfied or the Obligor shall not be able or willing to waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Senior Notes called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price as set forth in this Section 2.06.

(h) On or prior to 11:00 a.m., New York City time, on any Redemption Date, the Obligor shall deposit with the Trustee or with a Paying Agent (or, if the Obligor is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03 of the Base Indenture) an amount of money sufficient to pay the Redemption Price of all the Senior Notes which are to be redeemed on that date.

(i) On and after the Redemption Date, interest will cease to accrue on the Senior Notes or any portion thereof called for redemption, unless the Obligor defaults in the payment of the Redemption Price and accrued interest, if any. Upon surrender of such Senior Notes for redemption in accordance with the notice, such Senior Notes shall be paid by the Obligor at the Redemption Price. Any installment of interest due and payable on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes registered as such on the relevant Record Date according to the terms and the provisions of Section 2.06 of the Base Indenture. If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor by the Senior Note.

(j) Any Senior Note that is a Definitive Note that is to be redeemed only in part shall be surrendered at the office or agency maintained by the Obligor pursuant to Section 9.02 of the Base Indenture (with, if the Obligor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Obligor and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing) and the Obligor shall execute and upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge and at the expense of the Obligor, a new Senior Note or Senior Notes in certificated form, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of such Senior Note so surrendered.

(k) The Obligor’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no obligation to calculate or verify the calculation of the Redemption Price.

SECTION 2.07 Change of Control Repurchase. (a) If a Change of Control Repurchase Event occurs, unless the Obligor has exercised its right to redeem the Senior Notes as set forth in Section 2.06, the Obligor shall be required to make an offer to each Holder of the Senior Notes to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of the Senior Notes at a repurchase price in cash equal to 101% of the principal amount of the Senior Notes or portion thereof repurchased, plus any accrued and unpaid interest on the portion of the Senior Notes so repurchased to, but not including, the date of repurchase.

(b) Within 30 days following any Change of Control Repurchase Event or, at the option of the Obligor, prior to any Change of Control, but after the public announcement of the Change of Control or event that may constitute the Change of Control, the Obligor shall send a notice to each Holder, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Senior Notes on the repurchase date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.

(c) The Obligor shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 2.07 or numbered paragraph 7 of the Senior Notes, the Obligor shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 2.07 or numbered paragraph 7 of the Senior Notes by virtue of compliance with such securities laws or regulations.

(d) On the repurchase date following a Change of Control Repurchase Event, the Obligor shall, to the extent lawful:

(i) accept for payment all the Senior Notes or portions of the Senior Notes properly tendered pursuant to its offer;

(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all the Senior Notes or portions of the Senior Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Senior Notes properly accepted, together with an Officer’s Certificate stating the aggregate principal amount of Senior Notes being purchased by the Obligor.

(e) The Paying Agent shall promptly send to each Holder of Senior Notes properly tendered the purchase price for the Senior Notes, and upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of any Senior Notes surrendered.

(f) The Obligor shall not be required to make an offer to repurchase the Senior Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Obligor and such third party purchases all Senior Notes properly tendered and not withdrawn under its offer.

(g) Should the Obligor choose to exercise its rights under Section 3.02 of the Base Indenture, it shall no longer be obligated to make an offer to repurchase the Senior Notes following a Change of Control Repurchase Event.

SECTION 2.08 Issue Date. The Issue Date of the Senior Notes is June 25, 2026.

SECTION 2.09 Issue Price. The issue price of the Senior Notes issued on the Issue Date is 99.968% of the aggregate principal amount of the Senior Notes issued on the Issue Date; the issue price of Senior Notes issued after the Issue Date may have a different issue price.

SECTION 2.10 Definitive and Global Notes. The Senior Notes are issuable in whole or in part in the form of Definitive Notes or as one or more Global Notes in accordance with the Base Indenture, and the Depositary for such Global Notes shall be DTC.

SECTION 2.11 Denomination. The Senior Notes shall be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

SECTION 2.12 Further Issuances. The Obligor may issue an unlimited principal amount of additional Senior Notes; provided that, any such additional Senior Notes shall have identical terms as the outstanding Senior Notes, other than with respect to the date of issuance, issue price, first Interest Payment Date, initial interest accrual date and amount of interest payable on the first Interest Payment Date applicable thereto; provided, further, that any such additional Senior Notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise as, the outstanding Senior Notes and will vote together as one class on all matters with respect to the Senior Notes; provided, further, that any additional Senior Notes may only bear the same CUSIP and/or ISIN number as the outstanding Senior Notes if they would be fungible for United States federal tax purposes with such outstanding Senior Notes.

SECTION 2.13 Single Series. For all purposes of the Indenture, all Senior Notes, whether Original Notes, additional Senior Notes issued under Section 2.12 or New Notes, shall constitute one series of notes and shall vote together as one series of notes.

SECTION 2.14 Transfer Restrictions. The following provisions shall apply only to a Global Note:

(a) Each Global Note authenticated under this Fourth Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Trustee if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, and each such Global Note shall constitute a single Senior Note for all purposes of the Base Indenture and this Fourth Supplemental Indenture.

(b) Notwithstanding any other provision in this Fourth Supplemental Indenture, no Global Note may be exchanged in whole or in part for Senior Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof except as provided in Section 2.04 of the Base Indenture. Any Senior Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Senior Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(c) Senior Notes issued in exchange for a Global Note or any portion thereof pursuant to subsection (b) above shall be issued pursuant to Section 2.04 of the Base Indenture.

(d) At such time as all interests in a Global Note have been redeemed, repurchased, canceled or exchanged for Senior Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Trustee. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, canceled or exchanged for Senior Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Trustee, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or at the direction of the Trustee, to reflect such reduction.

SECTION 2.15 Transfers and Exchanges. The Senior Notes shall be transferred and exchanged by the Holders thereof and the Trustee in accordance with the terms and conditions set forth in Section 2.04 of the Base Indenture and, in the case of Senior Notes that constitute Restricted Securities, in accordance with Section 2.16 of this Fourth Supplemental Indenture.

SECTION 2.16 Restricted Securities. Except as permitted by this Section 2.16, each Restricted Security (including Restricted Securities represented in whole or in part by Global Notes) shall bear a legend specified in Section 3.01(a) hereof, in the case of a Rule 144A Security, or Section 3.01(b), in the case of a Regulation S Security.

(a) If any Senior Notes are issued upon the transfer, exchange or replacement of Senior Notes in the same form not bearing the applicable legend referred to above, the Senior Notes so issued shall not bear such legend. If any Senior Notes are issued upon the transfer, exchange or replacement of Senior Notes bearing such legend or if a request is made to remove such legend from any Senior Notes, the Senior Notes so issued shall bear such legend or such legend shall not be removed, as the case may be, unless and until there is delivered to the Obligor such satisfactory evidence as may be reasonably required by the Obligor to evidence that any such Senior Notes are not then subject to any transfer restrictions under the Securities Act. Upon provision of such satisfactory evidence to the Obligor, the Trustee, upon receipt of the written order of the Obligor, signed by an Officer, shall authenticate and deliver Senior Notes that do not bear such legend.

(b) Beneficial interests in any Restricted Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Security in accordance with the transfer restrictions set forth in the legend therein containing transfer restrictions under the Securities Act; provided, however, that prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Security, transfers of beneficial interests in such Regulation S Security may not be made to a U.S. Person (as defined in Rule 902(k) promulgated under the Securities Act) or for the account or benefit of a U.S. Person (other than an Initial Purchaser in the case of a Regulation S Security evidencing Original Notes or an initial purchaser of such additional Senior Notes pursuant to a purchase agreement with the Obligor in the case of additional Senior Notes), except in the circumstances provided for in the legend set forth in Section 3.01(b) hereof. Beneficial interests in any Global Note that does not bear a legend containing transfer restrictions under the Securities Act may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Note that does not bear a legend containing transfer restrictions under the Securities Act. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this paragraph.

(c) Prior to the expiration of the Distribution Compliance Period with respect to a Regulation S Security, if an owner of a beneficial interest in a Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security for a beneficial interest in such Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security, to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the rules and procedures of the Depositary and to the requirements set forth below, exchange, cause the exchange, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.

(d) Upon receipt by the Trustee, as Registrar, of (1) written instructions given in accordance with the Depositary’s Applicable Procedures from an agent member or participant of the Depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s Applicable Procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and the name of such account and (3) a certificate substantially in the form of Exhibit B hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be the agent member of Euroclear or Clearstream, or both, as the case may be) a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

(e) After the expiration of the Distribution Compliance Period with respect to a Regulation S Security, if an owner of a beneficial interest in a Rule 144A Security deposited with the Depositary wishes at any time to exchange all or a portion of its beneficial interest in such Rule 144A Security for a beneficial interest in such Regulation S Security, or to transfer all or a portion of its beneficial interest in such Rule 144A Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Regulation S Security, such owner may, subject to the Applicable Procedures of the Depositary and to the requirements set forth below, exchange, cause the exchange, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Security.

(f) Upon receipt by the Trustee, as Registrar, of (1) written instructions given in accordance with the Depositary’s procedures from an agent member or participant of the Depositary directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Security in an amount equal to the beneficial interest in the Rule 144A Security to be exchanged or transferred, (2) a written order given in accordance with the Depositary’s

Applicable Procedures containing information regarding the Euroclear or Clearstream or other account to be credited with such increase and (3) a certificate substantially in the form of Exhibit C hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Rule 144A Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred and the Trustee, as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Regulation S Security by the aggregate principal amount of the beneficial interest in such Rule 144A Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Security equal to the reduction in the principal amount of such Rule 144A Security.

(g) If an owner of a beneficial interest in a Regulation S Security deposited with the Depositary wishes at any time to exchange its interest for a beneficial interest in a Rule 144A Security deposited with the Depositary, or to transfer its beneficial interest in such Regulation S Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in such Rule 144A Security, such owner may, subject to the rules and procedures of Euroclear or Clearstream or the Depositary, as the case may be, and to the requirements set forth in the following sentence, exchange, cause the exchange, transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Security.

(h) Upon receipt by the Trustee, as Registrar, at the Corporate Trust Office of (1) written instructions from Euroclear or Clearstream or the Depositary, as the case may be, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the Rule 144A Security in an amount equal to the beneficial interest in the Regulation S Security to be exchanged or transferred, such instructions to contain information regarding the agent member’s account with the Depositary to be credited with such increase, and (2) a certificate substantially in the form of Exhibit D hereto given by the owner of such beneficial interest, the Trustee, as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, to reduce or reflect on its records a reduction of the Regulation S Security by the aggregate principal amount of the beneficial interest in such Regulation S Security to be so exchanged or transferred and the Trustee as Registrar, shall instruct the Depositary, its nominee, or the custodian for the Depositary, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Rule 144A Security by the aggregate principal amount of the beneficial interest in such Regulation S Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Rule 144A Security equal to the reduction in the principal amount of such Regulation S Security.

(i) Upon the consummation of a Registered Exchange Offer in accordance with the applicable Registration Rights Agreement, the Obligor shall issue New Notes in the form of one or more Global Notes not bearing a legend containing transfer restrictions under the Securities Act in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes that are Restricted Securities tendered for acceptance in accordance with the Registered Exchange Offer and accepted for exchange in the Registered Exchange Offer pursuant to the terms of such Registration Rights Agreement. Concurrently with the issuance of such New Notes, the Registrar shall cause the aggregate principal amount of the applicable Restricted Security or Restricted Securities, including Restricted Securities represented in whole or in part by Global Notes, to be reduced accordingly.

(j) After the transfer of any Senior Notes bearing a legend containing transfer restrictions under the Securities Act during the effectiveness of, and pursuant to, a shelf registration statement with respect to such Senior Notes, all requirements pertaining to such legend shall cease to apply (but, for the avoidance of doubt, the requirements that any such Senior Notes be issued in global form shall continue to apply).

SECTION 2.17 Defeasance and Discharge of Covenants upon Deposit of Moneys, U.S. Government Obligations. (a) Sub-clause (b) of the first paragraph of Section 3.02 of the Base Indenture is hereby supplemented to add after “9.07” thereof:

“and Section 2.07 of the Fourth Supplemental Indenture, dated June 25, 2026, between the Obligor and the Trustee”

(b) The last sentence of the third to last paragraph of Section 3.02 of the Base Indenture is hereby supplemented to add to the end thereof: “and the Obligor shall no longer be obligated to make an offer to repurchase Senior Notes under Section 2.07 of the Fourth Supplemental Indenture upon the occurrence of a Change of Control Repurchase Event (as defined in the Fourth Supplemental Indenture, dated June 25, 2026, between the Obligor and the Trustee).”

(c) With respect to the Senior Notes, Section 3.02(3) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

(3) The Obligor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to the defeasance and discharge contemplated by this Section 3.02 have been complied with, and:

(i) in the case of an Opinion of Counsel relating to a Legal Defeasance, stating that:

(A) the Obligor has received from the Internal Revenue Service a ruling, or

(B) since June 25, 2026, there has been a change in the applicable Federal income tax law,

to the effect, in either case, that and based thereon such Opinion of Counsel shall confirm that the beneficial owners of the Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance has not occurred; or

(ii) in the case of an Opinion of Counsel relating to a Covenant Defeasance, stating that the deposit and defeasance contemplated by this Section 3.02 will not cause the beneficial owners of the Notes of such series to recognize income, gain or loss for Federal income tax purposes as a result of the Obligor’s exercise of its option under this Section 3.02 and that such beneficial owners will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

SECTION 2.18 Events of Default.

(a) In addition to the Events of Default set forth in Section 4.01 of the Base Indenture, the Senior Notes shall include the following additional Event of Default designated as clause (8) of such Section, which shall be deemed an Event of Default under Section 4.01 of the Base Indenture:

“(8) a failure by the Obligor to repurchase Senior Notes tendered for repurchase following the occurrence of a Change of Control Repurchase Event in conformity with Section 2.07 of the Fourth Supplemental Indenture, dated June 25, 2026, between the Obligor and the Trustee.”

(b) Notwithstanding the Events of Default set forth in Section 4.01 of the Base Indenture, the Event of Default set forth as clause (7) of such Section shall not be applicable to the Senior Notes and shall not be deemed an Event of Default with respect to the Senior Notes.

SECTION 2.19 Limitation on Liens. In addition to the exceptions to the limitations on liens restrictions set forth in Section 9.06 of the Base Indenture, the Senior Notes shall include the following additional exception designated as clause (11) of such Section:

“(11) liens existing on the date of the Fourth Supplemental Indenture, dated June 25, 2026, between the Obligor and the Trustee.”

SECTION 2.20 Counterpart Originals. This Fourth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Fourth Supplemental Indenture or any document to be signed in connection with this Fourth Supplemental Indenture, including execution of the Senior Notes and authentication thereof by the Trustee, shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder that is required to be signed must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the Obligor)), in English. The Obligor agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 2.21 Trustee. The recitals contained herein and in the Senior Notes shall be taken as the statements of the Obligor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture or the Senior Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Fourth Supplemental Indenture, authenticate the Senior Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Obligor of the Senior Notes or the proceeds thereof. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder.

ARTICLE III

TRANSFER RESTRICTION LEGENDS

SECTION 3.01 Legends.

(a) Each Global Note representing Senior Notes sold in reliance upon Rule 144A under the Securities Act, and any Senior Notes issued in exchange therefor, unless and until (x) such Senior Note is exchanged in the Registered Exchange Offer for a New Note that does not bear a legend containing transfer restrictions under the Securities Act, (y) such Senior Note is sold or otherwise disposed of pursuant to an effective shelf registration statement under the Registration Rights Agreement or (z) the applicable U.S. Resale Restriction Termination Date has occurred, shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED

INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.

(b) Each Global Note representing Senior Notes sold in reliance upon Regulation S, and any Senior Notes issued in exchange therefor, unless and until such Senior Note is exchanged in the Registered Exchange Offer for a New Note that does not bear a legend containing transfer restrictions under the Securities Act or sold or otherwise disposed of pursuant to an effective shelf registration statement under the Registration Rights Agreement, shall bear the following legend on the face thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED

INSTITUTIONAL BUYER AND THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN OFFSHORE TRANSACTIONS WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.

[SIGNATURE PAGE FOLLOWS]

AGILENT TECHNOLOGIES, INC.

By:	/s/ Guillermo Gualino
Name: Guillermo Gualino
Title: Vice President and Treasurer

[Signature Page to Fourth Supplemental Indenture]

CITIBANK, N.A., as Trustee

By:	/s/ Miriam Molina
Name: Miriam Molina
Title: Senior Trust Officer

[Signature Page to Fourth Supplemental Indenture]

EXHIBIT A

Form of Senior Note

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE OBLIGOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Insert appropriate legend pursuant to Article III of this Fourth Supplemental Indenture]

No. [___]		$[___________]

4.900% Senior Note due 2032

CUSIP No. [Rule 144A: 00846U AS0][Reg S: U0084U AA7]
ISIN No. [Rule 144A: US00846UAS06][Reg S: USU0084UAA70]

AGILENT TECHNOLOGIES, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on January 15, 2032.

Interest Payment Dates: January 15 and July 15, beginning January 15, 2027.

Record Dates: December 31 and June 30.

Additional provisions of this Senior Note are set forth on the other side of this Senior Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

AGILENT TECHNOLOGIES, INC.

By:
Name:
Title:

Dated: June 25, 2026

TRUSTEE’S CERTIFICATE OF AUTHENTICATION CITIBANK, N.A., as Trustee, certifies that this is one of the Senior Notes referred to in the Fourth Supplemental Indenture.

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Obligor, with full power of substitution in the premises.

Dated	Registered Holder

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $[__________]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

4.900% Senior Notes due 2032

1.	Interest

AGILENT TECHNOLOGIES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Obligor”), promises to pay interest on the principal amount of this Senior Note at the rate per annum shown above until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Obligor shall pay interest semi-annually on January 15 and July 15 of each year, beginning on January 15, 2027. Additional Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement, and references to interest payable on the Senior Notes in this Senior Note shall include such Additional Interest. Interest on this Senior Note shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from June 25, 2026 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Obligor shall pay interest on overdue principal at the rate borne by this Senior Note, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

[Payment of Additional Interest shall be the sole and exclusive remedy for a Holder of the Senior Notes in the event of a Registration Default under the Registration Rights Agreement. Failure to pay such Additional Interest when due and payable will constitute a default in the payment of interest under Section 4.01(2) of the Base Indenture, and such failure will constitute an Event of Default if such failure continues for a period of 30 days. No other default under the Registration Rights Agreement shall constitute a default or Event of Default under the Senior Notes or the Indenture.]1

2.	Method of Payment

The Obligor shall pay interest on this Senior Note (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders at the close of business on the Record Date. Holders must surrender this Senior Note to a Paying Agent to collect principal payments. Payments in respect of this Senior Note represented by a Global Note (including principal, premium, if any, and interest and Additional Interest, if any) shall be made in immediately available funds to DTC or its nominees, as the case may be, as the Holder of such Global Note. The Obligor will make all payments in respect of any certificated Senior Note (including principal, premium, if any, and interest and Additional Interest, if any) at the office of the Paying Agent, except that, at the option of the Obligor, payment of interest may be made by mailing a check to the registered address of each Holder thereof or, upon request of a Holder of at least $1,000,000 aggregate principal amount of Senior Notes, by wire transfer to an account located in the United States maintained by the payee.

3.	Paying Agent and Registrar

Initially, Citibank, N.A., a national banking association, as trustee (the “Trustee”), will act as Paying Agent and Registrar. The Obligor may act as Paying Agent.

4.	Indenture

The Obligor issued this Senior Note under an Indenture dated as of March 12, 2021 (the “Base Indenture”), between the Obligor and the Trustee, as supplemented by the Fourth Supplemental Indenture, dated as of June 25, 2026 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Obligor and the Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of this Senior Note include those stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the Trust Indenture Act for a statement of such terms and provisions. In the event of a conflict between any provision of this Senior Note and the Indenture, the terms of the Indenture shall govern.

[1]	This paragraph is to be included in any Senior Note that is entitled to receive Additional Interest, if any, under the Registration Rights Agreement.

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This Senior Note is a senior unsecured obligation of the Obligor of which an unlimited aggregate principal amount may be at any one time Outstanding. The Indenture imposes certain limitations on the ability of the Obligor and its Subsidiaries to, among other things, create or incur liens and enter into certain Sale and Leaseback Transactions. The Indenture also imposes limitations on the ability of the Obligor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

5.	Sinking Fund

This Senior Note is not subject to any sinking fund.

6.	Optional Redemption; Notice of Redemption

The Obligor may redeem this Senior Note at its option at any time in whole or in part on the terms and conditions, and at the Redemption Prices, set forth in the Indenture.

If the Obligor elects to redeem this Senior Note, it shall furnish the Trustee, at least 10 days but not more than 60 days before the Redemption Date, an Officer’s Certificate setting forth (1) the Redemption Date and (2) the CUSIP and/or ISIN numbers of this Senior Note.

Notice of any redemption of this Senior Note may, at the Obligor’s discretion, be given subject to one or more conditions precedent, as more specifically provided in the Indenture.

Notice of redemption of this Senior Note, either in whole or in part, shall be given to the Holder thereof at the option of the Obligor by first-class mail, postage prepaid, mailed (or otherwise delivered in accordance with the procedures of DTC) not fewer than 10 nor more than 60 days prior to the Redemption Date to such Holder at such Holder’s last address appearing in the Security Register for the Senior Notes, with a copy to the Trustee.

7.	Repurchase of this Senior Note at the Option of Holders upon Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless the Obligor has exercised its right to redeem this Senior Note as described in the Indenture, the Obligor shall be required to make an offer to the Holder of this Senior Note to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of this Senior Note at a repurchase price in cash equal to 101% of the principal amount of this Senior Note or portion thereof repurchased, plus any accrued and unpaid interest on the portion of this Senior Note so repurchased to, but not including, the date of repurchase, as provided in, and subject to the terms of, the Indenture.

8.	Denominations; Transfer; Exchange

Senior Notes may be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange this Senior Note in accordance with the Indenture. Upon any transfer or exchange, the Obligor and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Obligor need not register the transfer of or exchange this Senior Note if selected for redemption (except, in the event it will be redeemed in part, the portion not to be redeemed), or to transfer or exchange this Senior Note for a period of 10 days prior to a selection of Senior Notes to be redeemed.

9.	Persons Deemed Owners

With certain exceptions, the registered Holder of this Senior Note may be treated as the owner of it for all purposes.

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10.	Unclaimed Money

Subject to applicable abandoned property law, if money for the payment of principal or interest, if any, remains unclaimed for two years, the Trustee shall pay the money back to the Obligor at its request. After any such payment, Holders entitled to the money must look to the Obligor for payment as unsecured general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

11.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Obligor at any time may terminate some of or all its obligations under this Senior Note and the Indenture if the Obligor deposits with the Trustee U.S. dollars or non-callable U.S. Government Obligations for the payment of principal of, premium, if any, and interest on, this Senior Note to redemption or maturity, as the case may be.

12.	Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture may be amended under certain circumstances with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes and (ii) certain defaults may be waived with the written consent of the Holders of at least a majority in principal amount of the Outstanding Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of the Holders of any Senior Notes, the Obligor and the Trustee may amend the Indenture: (i) to evidence the succession of another Person to the Obligor and the assumption by any such successor of the covenants of the Obligor under the Indenture and the Senior Notes; (ii) to add such further covenants, restrictions, conditions or provisions for the protection of the Holders of Senior Notes; (iii) to surrender any right or power conferred upon the Obligor; (iv) to add any additional events of default for the benefit of Holders of the Senior Notes; (v) to add to or change any of the provisions of the Indenture as necessary to permit or facilitate the issuance of Senior Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Senior Notes in uncertificated form; (vi) to secure the Senior Notes or add guarantees with respect to the Senior Notes; (vii) to provide for the issuance of additional Senior Notes in accordance with the provisions of the Indenture; (viii) to add or appoint a successor or separate Trustee; (ix) to cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture; provided that the interests of the Holders of the Senior Notes are not adversely affected in any material respect; (x) to supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of Senior Notes; (xi) to make any other change that would not adversely affect the Holders of the Senior Notes in any material respect; (xii) to make any change necessary to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act; and (xiii) to conform the Indenture to the Section entitled “Description of Notes” in the final offering memorandum dated June 22, 2026 relating to the Senior Notes.

13.	Defaults and Remedies

If any Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Obligor) with respect to this Senior Note occurs and is continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal of all Outstanding Senior Notes, and the interest to the date of acceleration, if any, accrued thereon, to be immediately due and payable by notice in writing to the Obligor (and to the Trustee if given by Holders) specifying the Event of Default. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Obligor occurs, then the principal amount of all the Senior Notes then Outstanding and interest accrued thereon, if any, will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holders of the Senior Notes, to the fullest extent permitted by applicable law.

Under certain circumstances, the Holders of a majority in principal amount of the Outstanding Senior Notes may rescind any such acceleration with respect to the Senior Notes and its consequences.

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No Holder of this Senior Note may institute any action, unless and until: (i) such Holder has given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes; (ii) the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder; (iii) such Holder or Holders has or have offered the Trustee such indemnity and/or security satisfactory to the Trustee against the losses, costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity and/or security; and (v) no inconsistent direction has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes. These limitations do not apply to a suit instituted by a Holder of any Senior Notes for enforcement of payment of the principal of, and premium, if any, or interest on, such Senior Notes on or after the respective due dates expressed in such Senior Notes.

14.	Trustee Dealings with the Obligor

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with the Obligor with the same rights it would have if it were not Trustee.

15.	Authentication

This Senior Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Note.

16.	Governing Law

THIS SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.	CUSIP and ISIN Numbers

The Obligor has caused CUSIP and ISIN numbers to be printed on this Senior Note and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Senior Note or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Obligor will furnish to any Holder of this Senior Note upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Senior Note.

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EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM RULE 144A GLOBAL NOTE TO REGULATION S GLOBAL NOTE PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attn: Agency & Trust - Agilent Technologies, Inc.

Re: Agilent Technologies, Inc.

$600,000,000 4.900% Senior Notes due 2032 (the “Senior Notes”)

Reference is hereby made to the Indenture, dated as of March 12, 2021, as supplemented by the Fourth Supplemental Indenture thereto dated June 25, 2026 (the “Indenture”), between Agilent Technologies, Inc. (the “Obligor”) and Citibank, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.

This Certificate relates to $_________ aggregate principal amount of Senior Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. XXX) held with the Depositary by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. XXX) to be held by [[Euroclear] [Clearstream] (ISIN Code XXX) (Common Code [ ]) through] the Depositary.

In connection with such request and in respect of such Senior Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Senior Notes and pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) of Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that:

(1) the Transferor is not a distributor of such Senior Notes, the Obligor, or an Affiliate of the Obligor or any such distributor or a person acting on behalf of any of the foregoing;

(2) the offer of such Senior Notes was not made to a person in the United States;

(3) either: (A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States;

(4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(5) if the Transferor is a dealer in securities or has received a selling concession, fee or other remuneration in respect of such Senior Notes covered by this Certificate, then the requirements of Rule 904(c)(1) of Regulation S have been satisfied; and

(6) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Obligor and the Initial Purchasers of such Senior Notes being exchanged or transferred.

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[TRANSFEROR]

By:
Name:
Title:

Dated: _______________

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EXHIBIT C

FORM OF TRANSFER CERTIFICATE FOR THE TRANSFER OR EXCHANGE FROM RULE 144A

GLOBAL NOTE TO REGULATION S GLOBAL NOTE AFTER THE EXPIRATION OF

THE DISTRIBUTION COMPLIANCE PERIOD

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attn: Agency & Trust - Agilent Technologies, Inc.

Re: Agilent Technologies, Inc.

$600,000,000 4.900% Senior Notes due 2032 (the “Senior Notes”)

Reference is hereby made to the Indenture, dated as of March 12, 2021, as supplemented by the Fourth Supplemental Indenture thereto dated June 25, 2026 (the “Indenture”), between Agilent Technologies, Inc. (the “Obligor”) and Citibank, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Regulation S under the Securities Act.

This Certificate relates to $_________ aggregate principal amount of Senior Notes represented by a beneficial interest in the Rule 144A Security (CUSIP No. XXX) held with DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its beneficial interest for an interest in the Regulation S Security (CUSIP No. XXX) to be held by [[Euroclear] [Clearstream] (ISIN Code XXX) (Common Code [ ]) through] the Depositary.

In connection with such request and in respect of such Senior Notes, the Transferor does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in such Senior Notes and either:

(i) with respect to transfers made in reliance on Regulation S under the Securities Act, pursuant to and in accordance with Regulation S under the Securities Act, and accordingly the Transferor does hereby certify that: (A) the offer of such Senior Notes was not made to a U.S. person; (B) either (1) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States, or (2) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States; (C) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and (D) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; or

(ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, (A) such Senior Notes are being transferred in a transaction permitted by Rule 144 under the Securities Act, (B) the applicable holding period and any other applicable requirements of Rule 144 under the Securities Act have been satisfied and (C) the Transferor has provided such evidence, including, if requested, an opinion of counsel, as the Obligor or the Trustee may reasonably require to confirm that such transfer is exempt from, or not subject to, the registration requirements of the Securities Act.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Obligor and the Initial Purchasers of such Senior Notes being exchanged or transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated: _______________

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EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM REGULATION S

GLOBAL NOTE TO RULE 144A GLOBAL NOTE

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Attn: Agency & Trust - Agilent Technologies, Inc.

Re: Agilent Technologies, Inc.

$600,000,000 4.900% Senior Notes due 2032 (the “Senior Notes”)

Reference is hereby made to the Indenture, dated as of March 12, 2021, as supplemented by the Fourth Supplemental Indenture thereto dated June 25, 2026 (the “Indenture”), between Agilent Technologies, Inc. (the “Obligor”) and Citibank, N.A., as trustee. Capitalized terms not defined in this Certificate shall have the meanings given to them in the Indenture or Rule 144A under the Securities Act.

This Certificate relates to $__________ aggregate principal amount of Senior Notes represented by a beneficial interest in the Regulation S Security (CUSIP No. XXX) (ISIN Code XXX) (Common Code [ ]) through DTC by or on behalf of [TRANSFEROR] as beneficial owner (the “Transferor”). The Transferor has requested an exchange or transfer of its interest in the Senior Notes for an interest in the Rule 144A Security (CUSIP No. XXX).

In connection with such request, and in respect of such Senior Notes, the Transferor does hereby certify that such transfer is being effected in accordance with the transfer restrictions set forth in the Indenture and pursuant to and in accordance with Rule 144A under the Securities Act, to a transferee that the Transferor reasonably believes is acquiring such Senior Notes for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, in each case in a transaction meeting the requirements of Rule 144A under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This Certificate and the statements contained herein are made for your benefit and the benefit of the Obligor and the Initial Purchasers of such Senior Notes being transferred.

[TRANSFEROR]

By:
Name:
Title:

Dated: _______________

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